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                                                                   Exhibit 10.16
                                                                   -------------

                           MICROTOUCH SYSTEMS, INC.

                              AMENDMENT NO. 1 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN


         This amendment to the MicroTouch Systems, Inc. 1995 Employee Stock Purchase Plan (the "Plan") is made by MicroTouch Systems, Inc. (the "Company"), to be effective on March 19, 2000. Terms defined in the Plan and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

         WHEREAS, the Plan was established by the Company by action of its Board of Directors effective April 1, 1995 for a term of five (5) years;

         WHEREAS, the Company desires to amend the Plan to extend its term for three (3) additional six-month long Offerings, commencing on April 1, 2000;

         NOW THEREFORE, pursuant to action of the Board of Directors of the Company taken on March 16, 2000 as permitted by Section 18 of the Plan, the Plan is hereby amended as follows:

         1.    Section 4 is amended in its entirety to read as follows:

         The Plan will be implemented by thirteen (13) six-month long offerings (referred to herein collectively as "Offerings" and individually as an "Offering") one beginning every six (6) months commencing April 1, 1995 until and including April 1, 2001.

         2.    Section 22 is amended in its entirety to read as follows:

         The Plan became effective upon its adoption by the Board of Directors on March 20, 1995 and shall continue in effect until September 30, 2001 unless sooner amended or terminated under paragraphs 18 or 20 hereof.

         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment No. 1 to the Plan to be filed with the Plan and has caused the Plan to be amended hereby.